Exhibit 3.49
STATE OF NEW HAMPSHIRE

Filed Date Filed: 12/15/2006 Business ID: 35974 William M. Gardner Secretary of State

Filing fee: $35.00
Use black print or type.
Leave 1” margins both sides.
Form must be single-sided, on B 1/2 X 11” paper, and have a one inch
margin on both sides. Double sided copies will not be accepted.	Form No. 16-A RSA 293-A:10.07
RESTATED
ARTICLES OF INCORPORATION
INCLUDING DESIGNATED AMENDMENT (S)
PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION, PURSUANT TO A RESOLUTION DULY ADOPTED BY ITS BOARD OF DIRECTORS, HEREBY ADOPTS THE FOLLOWING RESTATED ARTICLES OF INCORPORATION, INCLUDING DESIGNATED AMENDMENT(S):
Name of corporation as presently recorded: Seacoast Pathology Professional Association
(Here insert the Restated Articles of Incorporation, as amended including the Designated Amendments.)
First: The name of the corporation is Seacoast Pathology, Inc.
Second: The period of its duration is perpetual.
Third: The corporation is empowered to transact any and all lawful business for which corporations may be incorporated under RSA 293-A.
Fourth: The aggregate number of shares which the corporation shall have the authority to issue is:
Three Hundred (300) shares, $0.01 par value.
Fifth: The address of the registered office of the corporation is:
9 Capitol Street, Concord, New Hampshire 03301.
and the registered agent at such address is CT Corporation System.
Sixth: Provisions, if any, for the limitation or denial of preemptive rights:
Shareholders shall have no preemptive rights to acquire unissued or treasury shares or securities convertible into such shares or carry a right to subscribe to or acquire shares.
Seventh: The name and address of each incorporator is:
T. Elliott Young, Kensington, New Hampshire (mail address: RFD #2, Exeter, NH 03833)
Dennis J. Carlson, 10 Hampshire Drive, Durham, New Hampshire 03824
David B. Donsker, 88 Alehson Road, Rye, New Hampshire 03870
Richard C. Garrison, 6 Millstream Drive, RFD 4, Exeter, New Hampshire 03833
[Attach additional sheet(s) for more space.
Insert Corporate Name at top of each page.]

RESTATED ARTICLES OF INCORPORATION INCLUDING DESIGNATED AMENDMENT(S) OF Seacoast Pathology Professional Association	Form No. 16-A (Cont.)
If the amendment (s) provides for an exchange, reclassification, or cancellation of issued shares, provision for implementing the amendment if not contained in the amendment(s);
N/A
Except for the Designated Amendment(s) to Article(s) (Note 1) First, Third, Fourth and Fifth and the deletions of former Articles Seventh and Ninth.
the Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as previously amended, and the Restated Articles of Incorporation together with the Amendment(s) designated herein supersede the original Articles of Incorporation and all amendments to the Articles.
     FIRST: (Check one)
     [X] The restated articles contain amendment(s) adopted by the board of directors and did not require shareholder approval.
     [X] The restated articles contain amendment(s) which required shareholder approval.
     SECOND: The amendment(s) were adopted on (date) December 14, 2006
     THIRD: The amendment(s) were approved by the shareholders. (Note 2)

Number of votes
Designation		Number of	indisputably
(class or series)	Number of	votes entitled	represented at
of voting group	shares outstanding	to be cast	the meeting
Common Shares	300	300	300
Action Taken by Written Consent of All Shareholders

Designation				Total number of
(class or series)	Total number of votes cast:			undisputed
of voting group	FOR	AGAINST	OR	votes cast FOR
Common Shares				300
Action Taken by Written Consent of All Shareholders

RESTATED ARTICLES OF INCORPORATION	Form No. 16-A
INCLUDING DESIGNATED AMENDMENT(S) OF Seacoast Pathology Professional Association	[Cont.]
     FOURTH: The number cast for the amendment(s) by each voting group was sufficient for approval.
Dated December 14, 2006

	Seacoast Pathology, Inc.	(Note 3)

By	/s/ David B. Donsker	(Note 4)
Signature of its President

David B. Donsker, M.D.
Print or type name

Notes:	1.	Here insert Restated Article NUMBER(S) which are being amended at this time.

	2.	All sections under “THIRD” must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293-A:1.40 for definition of voting group.)

	3.	Exact corporate name of corporation adopting the restated articles of incorporation.

	4.	Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.
Mail fee and DATED AND SIGNED ORIGINAL to: Corporation Division, Department of State, 107 North Main Street, Concord, NH 03301-4989.